Exhibit 99.1

Saia Names Holzgrefe President and COO

JOHNS CREEK, GA. – January 4, 2019 – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload, expedited and logistics services, announced today that it has named Frederick J. Holzgrefe, III President and Chief Operating Officer, effective immediately and he is appointed a member of the Board of Directors.  Holzgrefe will retain the title of CFO while a search for his successor is conducted.

“Fritz joined Saia in 2014, and quickly assumed the financial leadership role on our management team,” said Saia CEO, Rick O’Dell.  “His financial expertise, operational focus and collaborative leadership style have been critical to the company’s performance. During his tenure, the company has made meaningful system-wide investments positioning the company for continued growth while achieving record results and further solidifying Saia’s financial and market position.   Fritz’ expanded scope of responsibilities will be important to leading our on-going operational execution and strategic initiatives in the Northeast and beyond.  It is an honor to pass on the President title to Fritz.”

Holzgrefe joined Saia in 2014 after serving in leadership roles at a leading agricultural processor and distributor.  Additionally, his prior experiences include tenures in food and technology related businesses as well as stints in banking and financial advisory services.  He holds a bachelor's degree in economics from the University of Notre Dame and a masters of business administration from Washington University in St. Louis, Mo.

“Saia has benefitted from Fritz’s leadership over the last several years,” said Bert Trucksess, Saia’s Chairman of the Board.  “Fritz has been an integral part in advancing the organization and positioning the company for future growth.  He brings a breadth and depth of executive management experience both with Saia and in his earlier career that will be an important addition to our Board of Directors.”

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Johns Creek, Georgia, Saia LTL Freight operates 160 terminals in 41 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saiacorp.com.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns in the business cycle; (2) effectiveness of Company-specific performance improvement initiatives, including management of the cost structure to match shifts in customer volume levels; (3) the creditworthiness of our customers and their ability to pay for services; (4) failure to achieve acquisition synergies; (5) failure to operate and grow acquired businesses in a manner that supports the value allocated to these acquired businesses, including their goodwill; (6) economic declines in the geographic regions or industries in which our customers operate; (7) competitive initiatives and pricing pressures, including in connection with fuel surcharge; (8) loss of significant customers; (9) the Company’s need for capital and uncertainty of the credit markets; (10) the possibility of defaults under the Company’s debt

Saia, Inc. Holzgrefe appointment as President and COO

agreements (including violation of financial covenants); (11) possible issuance of equity which would dilute stock ownership; (12) integration risks; (13) the effect of litigation including class action lawsuits; (14) cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment, technology and other assets; (15) the effect of governmental regulations, including but not limited to Hours of Service, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, regulations of the Food and Drug Administration, compliance with legislation requiring companies to evaluate their internal control over financial reporting, Homeland Security, environmental regulations, tax law changes and potential changes to the North American Free Trade Agreement and to certain international tariffs; (16) changes in interpretation of accounting principles; (17) dependence on key employees; (18) inclement weather; (19) labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; (20) terrorism risks; (21) self-insurance claims and other expense volatility; (22) cost and availability of insurance coverage, including the possibility the Company may be required to pay additional premiums under its auto liability policy; (23) increased costs of healthcare and prescription drugs, including as a result of healthcare reform legislation; (24) social media risks; (25) disruption in or failure of the Company’s technology including services essential to operations of the Company and/or cyber security risk; (26) failure to successfully execute the strategy to expand the Company’s service geography into the Northeastern United States; and (27) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.  As a result of these and other factors, no assurance can be given as to our future results and achievements.  A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur.

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CONTACT:	Saia, Inc.
Melanie Baker
Investors@saia.com
770.232.4088